Exhibit 99.1

Monotype Announces Fourth Quarter and Full Year 2015 Results

Company Reports Record Quarterly Results, Increases Dividend 10 Percent

WOBURN, Mass.--(BUSINESS WIRE)--February 11, 2016--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the fourth quarter and full year ended Dec. 31, 2015.

Fourth quarter 2015 highlights

  Revenue for the quarter was $50.6 million, a nine percent increase year over year.
  Non-GAAP net adjusted EBITDA was $20.7 million, or 41 percent of revenue.
  Cash and cash equivalents were $87.5 million.

Full year 2015 highlights

  Revenue for the year was $192.4 million, an increase of four percent year over year.
  Non-GAAP net adjusted EBITDA was $71.0 million, or 37 percent of revenue.
  Cash flow from operations was $53.4 million.

“A record performance in Creative Professional helped push our quarterly results over the $50 million mark for the first time in our history,” said Scott Landers, president and chief executive officer of Monotype. “The strong quarter capped a financially solid and strategically pivotal year, as we continued to align the business with our markets’ evolving needs. We exceeded our Web font revenue target while continuing to help customers establish brand consistency across multiple consumer touchpoints. Moving ahead, we expect to innovate in ways that capitalize on emerging, content-centric opportunities.”

Joe Hill, chief financial officer of Monotype, said, “2015 was a year of steady progress, reflecting the continued strength of our business model. Our acquisition of Swyft Media, and the investments we made to improve infrastructure and broaden our IP, have strengthened our ability to expand into newer markets and fuel future growth. In 2015, we returned $33.7 million to shareholders through dividends and our share repurchase program; used $29.3 million on acquisitions and acquisition-related transactions, and ended the year with $87.5 million in cash.”

Fourth quarter 2015 operating results

Revenue for the quarter increased nine percent to $50.6 million, compared to $46.4 million for the fourth quarter of 2014. Creative Professional revenue was $24.4 million, a 17 percent increase from the fourth quarter of 2014. OEM revenue was $26.2 million, an increase of three percent from the same period in 2014.

Net income was $4.9 million, compared to $9.4 million in the fourth quarter of 2014. Earnings per diluted share were $0.12, compared to $0.23 in the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense and acquisition-related contingent consideration expense, net of taxes, was $12.0 million, compared to $12.4 million in the fourth quarter of 2014. Non-GAAP earnings per diluted share were $0.30 compared to $0.31 in the prior year period.

Non-GAAP net adjusted EBITDA was $20.7 million, or 41 percent of revenue, compared to $18.1 million in the fourth quarter of 2014.

The company’s GAAP results in the quarter and full year were impacted by $4.2 million of acquisition-related contingent consideration expense, which is not deductible for income tax purposes.

Full year 2015 operating results

Revenue for the year was $192.4 million, an increase of four percent compared to $184.5 million for 2014. Creative Professional revenue was $88.1 million, an increase of 14 percent year over year. OEM revenue was $104.3 million, down three percent year over year.

Net income for 2015 was $26.2 million, compared to net income of $32.5 million for the prior year. Earnings per diluted share were $0.65, compared to earnings per diluted share of $0.81 in 2014.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense, and acquisition-related contingent consideration expense, net of taxes, was $44.1 million, compared to $44.3 million in 2014. Non-GAAP earnings per diluted share were $1.12, compared to $1.12 in 2014.

Non-GAAP net adjusted EBITDA was $71.0 million, or 37 percent of revenue, compared to non-GAAP net adjusted EBITDA of $72.6 million in 2014.

A reconciliation of GAAP measures to non-GAAP measures for the three and 12 months ended Dec. 31, 2015 and 2014 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $87.5 million as of Dec. 31, 2015, compared to $86.3 million as of Sept. 30, 2015 and $90.3 million as of Dec. 31, 2014. The company generated $13.1 million of cash from operations in the fourth quarter of 2015 and $53.4 million for the full year 2015.

Quarterly dividend and share repurchase program

Monotype’s most recent dividend payment of $0.10 per share was paid on Jan. 22, 2016, to shareholders of record as of Jan. 4, 2016. The next dividend payment of $0.11 per share will be paid on April 20, 2016, to shareholders of record as of the close of business on April 1, 2016.

During fiscal 2015, Monotype completed its two-year $50.0 million share repurchase program announced in October, 2013. In 2015, Monotype repurchased 657,000 shares of common stock on the open market at prevailing market prices for an aggregate of $18.5 million.

Financial outlook

For the first quarter of 2016, Monotype expects revenue in the range of $48.0 million to $51.0 million. The company anticipates first quarter 2016 non-GAAP net adjusted EBITDA in the range of $15.0 million to $17.5 million, GAAP earnings per diluted share in the range of $0.11 to $0.15 and non-GAAP earnings per diluted share in the range of $0.23 to $0.27.

For the full year 2016, Monotype expects revenue in the range of $202.0 million to $208.0 million. Due to renewed softness in its printer business, the company anticipates guidance to trend toward the lower end of Monotype’s preliminary outlook shared during the company’s third quarter 2015 earnings call, which called for revenue growth in the range of seven to 10 percent. Monotype expects full year 2016 non-GAAP net adjusted EBITDA in the range of $72.0 million to $77.0 million, GAAP earnings per diluted share in the range of $0.63 to $0.71 and non-GAAP earnings per diluted share in the range of $1.08 to $1.16.

The company’s operating expense guidance includes $2.3 million of non-cash acquisition-related contingent consideration expense, to be recognized evenly through 2016 in marketing and selling expense.

Conference call details

Monotype will host a conference call on Thursday, Feb. 11, 2016, at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2015 results and business outlook for 2016. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 39276148. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s solutions; risks associated with the company’s ability to integrate products, services and employees from acquired companies in a timely manner or at all; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products, product features or services; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2016 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$87,520	$90,325
Accounts receivable, net of allowance for doubtful accounts	15,179	9,279
Income tax refunds receivable	2,558	2,593
Deferred income taxes	—	2,898
Prepaid expenses and other current assets	3,846	4,361
Total current assets	109,103	109,456
Property and equipment, net	15,204	10,578
Goodwill	185,735	176,999
Intangible assets, net	69,264	73,862
Restricted cash	9,304	—
Other assets	3,177	3,563
Total assets	$391,787	$374,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,385	$1,156
Accrued expenses and other current liabilities	21,422	24,570
Accrued income taxes payable	2,395	640
Deferred revenue	10,086	7,107
Total current liabilities	35,288	33,473
Other long-term liabilities	6,914	2,596
Deferred income taxes	35,159	32,960
Reserve for income taxes	2,316	4,637
Accrued pension benefits	4,928	5,679
Stockholders’ equity:
Common stock	42	39
Additional paid-in capital	256,215	232,522
Treasury stock, at cost	(50,455)	(31,946)
Retained earnings	108,908	98,672
Accumulated other comprehensive loss	(7,528)	(4,174)
Total stockholders’ equity	307,182	295,113
Total liabilities and stockholders’ equity	$391,787	$374,458

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$50,616	$46,402	$192,419	$184,500
Cost of revenue	7,967	7,526	30,281	28,583
Cost of revenue—amortization of acquired technology	1,133	1,139	4,448	4,574
Total cost of revenue	9,100	8,665	34,729	33,157
Gross profit	41,516	37,737	157,690	151,343
Operating expenses:
Marketing and selling	14,317	13,114	57,297	49,580
Research and development	5,233	4,794	21,477	20,684
General and administrative	11,263	5,524	33,343	23,599
Amortization of other intangible assets	775	948	3,129	5,398
Total operating expenses	31,588	24,380	115,246	99,261

Income from operations	9,928	13,357	42,444	52,082
Other (income) expense:
Interest expense	162	370	963	1,202
Interest income	(18)	(127)	(44)	(168)
Loss on extinguishment of debt	—	—	112	—
Other expense, net	326	628	938	1,628
Total other expense	470	871	1,969	2,662
Income before provision for income taxes	9,458	12,486	40,475	49,420
Provision for income taxes	4,561	3,116	14,278	16,875
Net income	$4,897	$9,370	$26,197	$32,545
Net income available to common shareholders – basic	$4,779	$9,197	$25,575	$31,940
Net income available to common shareholders – diluted	$4,780	$9,199	$25,579	$31,950
Net income per common share:
Basic	$0.12	$0.24	$0.66	$0.83
Diluted	$0.12	$0.23	$0.65	$0.81
Weighted average number of shares:
Basic	38,934,008	38,630,552	38,840,094	38,565,368
Diluted	39,381,559	39,395,926	39,382,566	39,466,717
Dividends declared per common share	$0.10	$0.08	$0.40	$0.32

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014 (1)	2015	2014 (1)
GAAP operating income	$9,928	$13,357	$42,444	$52,082
Depreciation and amortization	2,913	2,516	10,819	11,663
Share based compensation	3,742	2,814	13,583	10,649
Contingent consideration adjustment (2)	4,164	(629)	4,164	(1,781)
Non-GAAP net adjusted EBITDA	$20,747	$18,058	$71,010	$72,613

(1) Non-GAAP net adjusted EBITDA for the three months and year ended December 31, 2014, has been restated
to add back the impact of acquisition-related contingent consideration adjustments in accordance with our revised definition of non-GAAP net adjusted EBITDA.

(2) 2015 amounts include $0.4 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014 (1) (3)	2015	2014 (1)
GAAP net income	$4,897	$9,370	$26,197	$32,545
Amortization, net of tax	988	1,565	4,902	6,562
Share based compensation, net of tax	1,938	2,111	8,788	7,007
Contingent consideration adjustment, net of tax (2)	4,164	(629)	4,164	(1,781)
Non-GAAP net income	$11,987	$12,417	$44,051	$44,333

(1) Non-GAAP net income for the three months and year ended December 31, 2014, has been restated to add back the impact of acquisition-related contingent consideration adjustments, net of tax, in accordance with our revised definition of non-GAAP net income.

(2) 2015 amounts include $0.4 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(3) Previously reported amounts have been adjusted to reflect appropriate tax rates.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)
RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014 (1) (3)	2015	2014 (1)
GAAP earnings per diluted share	$0.12	$0.23	$0.65	$0.81
Amortization, net of tax	0.02	0.04	0.13	0.17
Share based compensation, net of tax	0.05	0.06	0.23	0.18
Contingent consideration adjustment, net of tax (2)	0.11	(0.02)	0.11	(0.04)
Non-GAAP earnings per diluted share	$0.30	$0.31	$1.12	$1.12

(1) Non-GAAP earnings per share for the three months and year ended December 31, 2014, has been restated
to add back the impact of acquisition-related contingent consideration adjustments, net of tax, in accordance our revised definition of non-GAAP earnings per diluted share.

(2) 2015 amounts include the impact of $0.4 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(3) Previously reported amounts have been adjusted to reflect appropriate tax rates.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)
OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Marketing and selling	$1,744	$1,260	$6,312	$4,813
Research and development	639	605	2,458	2,352
General and administrative	1,359	949	4,813	3,484
Total expensed	$3,742	$2,814	$13,583	$10,649
Property and equipment	—	37	82	139
Total share based compensation	$3,742	$2,851	$13,665	$10,788

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)
MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Creative Professional	$24,420	$20,858	$88,074	$76,961
OEM	26,196	25,544	104,345	107,539
Total	$50,616	$46,402	$192,419	$184,500

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2016	Q1 2016
GAAP net income	$4,400	$5,900
Amortization, net of tax	1,200	1,200
Share based compensation, net of tax	2,700	2,700
Contingent consideration adjustment, net of tax	600	600
Non-GAAP net income	$8,900	$10,400

GAAP earnings per diluted share	$0.11	$0.15
Amortization, net of tax, per diluted share	0.03	0.03
Share based compensation, net of tax, per diluted share	0.07	0.07
Contingent consideration adjustment, net of tax, per diluted share	0.02	0.02
Non-GAAP earnings per diluted share	$0.23	$0.27

Weighted average diluted shares used to compute earnings per share	39,200,000	39,200,000

Assumes 35% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	2016	2016
GAAP net income	$25,000	$28,200
Amortization, net of tax	4,700	4,700
Share based compensation, net of tax	10,900	10,900
Contingent consideration adjustment, net of tax	2,300	2,300
Non-GAAP net income	42,900	46,100

GAAP earnings per diluted share	$0.63	$0.71
Amortization, net of tax, per diluted share	0.12	0.12
Share based compensation, net of tax, per diluted share	0.28	0.28
Contingent consideration adjustment, net of tax, per diluted share	0.05	0.05
Non-GAAP earnings per diluted share	$1.08	$1.16
Weighted average diluted shares used to compute earnings per share	39,700,000	39,700,000

Assumes 35% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2016	Q1 2016
GAAP operating income	$7,300	$9,800
Depreciation and amortization	2,900	2,900
Share based compensation	4,200	4,200
Contingent consideration adjustment	600	600
Non-GAAP net adjusted EBITDA	$15,000	$17,500

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	2016	2016
GAAP operating income	$41,800	$46,800
Depreciation and amortization	11,100	11,100
Share based compensation	16,800	16,800
Contingent consideration adjustment	2,300	2,300
Non-GAAP net adjusted EBITDA	$72,000	$77,000

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com